EXHIBIT 10.8

NOTE: PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASTERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

FIRST AMENDMENT TO CELLULAR RADIOTELEPHONE SERVICE REFERRAL AGREEMENT BETWEEN AMERITEL COMMUNICATIONS, INC. ("AMERITEL") AND RADIOSHACK
 ("RADIOSHACK") DATED OCTOBER 1, 1997

THIS FIRST AMENDMENT ("Amendment") is made part of and modifies the Above Referenced Cellular Radiotelephone Service Referral Agreement dated October 1, 1997 ("Agreement") between Ameritel Communications, Inc. (hereinafter referred to as "Ameritel") and RadioShack (hereinafter referred to as "RadioShack"). To the extent set forth below, the provisions herein shall amend, modify and supersede the terms of the Agreement. To the extent of any conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Ameritel and RadioShack hereby agree to amend the Agreement as follows:

1. Effective as of November 21, 1997, Exhibit "A" and "D" of the Agreement shall be deemed deleted, of no further force or effect and shall be replaced with the attached revised Exhibit "A" and "D".

2..All other provisions of the Agreement not specifically modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Agreement as of the 8 day of December, 1997

AMERITEL COMMUNICATIONS, INC.                          RADIOSHACK
By: /s/ Bruce A. Hahn                              By: /s/ Mark E. Stanley
Title: CEO                                         Title: Director, Wireless
                                                     Marketing and Business
                                                      Development
Date: 12/8/97                                     Date: December 8, 1997

                               EXHIBIT A

                       REVISED NOVEMBER 21, 1997

This exhibit A sets forth the Areas, as that term is defined in this Agreement, in which Ameritel provides CRS and RadioShack is appointed as a nonexclusive retail referral representative for Ameritel's CRS:

GROUP A - Effective October 1, 1997
NEW YORK MSA

GROUP A - Effective November 21, 1997
MISSOURI #7 (PETTIS AND JOHNSON COUNTIES ONLY)

GROUP B - Effective the earlier of: (I) January 1, 1998, or (ii) the day immediately following the termination date between RadioShack and its existing carrier for these Areas.
ADJUNTAS    AIBONITO    AQUADILLA    ARECIBO   CEIBA   CIALES
CULEBRA   MAYAGUEZ   PONCE   RINCON   SAINT CROIX   SAINT THOMAS
SAN JAN CAGUAS   VIRGUES   UNITED STATES VIRGIN ISLANDS

                         EXHIBIT D

                    Fees and Promotional Funds

                   REVISED NOVEMBER 21, 1997

REFERRAL FEE. Ameritel will pay a referral fee of * Dollars to RadioShack for Subscribers referred by RadioShack to Ameritel for CRS in the Group A Areas (as defined in Exhibit A) For the Group B Areas (as defined in Exhbit
A), Ameritel will pay a referral fee of * to RadioShack for Subscribers referred by RaioShack to Ameritel for CRS. Such funds, when due shall be paid separately to:

Tandy Credit Services - Accounts Receivable
P. O. Box 901018
Fort Worth, TX 76101

     2.   AMF PAYMENT.   Ameritel will pay to RadioShack an AMF payment
determined by multiplying * times all Charges (as hereinbefore defined) billed to each Subscriber referred by RadioShack to Ameritel for CRS. Such funds, when due shall be paid separately to:
RadioShack AMF Account
300 West Third Street, Suite 400
Fort Worth, TX 76102

Such AMF payment shall be due quarterly, beginning with the first month of the second quarter after initial Activation.

3.   MDF PAYMENT.   Ameritel shall pay * for each Subscriber referred by
RadioShack to Ameritel into the MDF, which funds, when due shall be paid separately to:
RadioShack Cellular Marketing Account
300 West Third Street, Suite 400
Fort Worth, TX 76102

MDF shall be due and payable by Ameritel within thirty (30) days of the end of
the calendar month in which the Activation of the Subscriber occurred.   In
addition, Ameritel will pay to RadioShack an amount not to exceed * to be used exclusively in the Areas during the months of October, November and December,
1997.   These funds are to be utilized in the following advertising mediums,

* THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
or radio which advertising shall prominently display the Ameritel marks; and may also be used to provide expanded support during advertising periods. RadioShack shall provide back-up documentation to Ameritel for all such
expenses.   RadioShack will provide Ameritel with notice prior to publication
of any media advertising.   All promotions and advertising initiated under the
MDF program shall be jointly approved by Ameritel and RadioShack.

4.   EIF PAYMENT.   Subject to Section 6, Item H of this Agreement and during
the months of March, April, July, August and October of each year of this Agreement, Ameritel shall pay * for each Group A Area Subscriber referred by RadioShack into the EIF. For Group B Area Subscribers, Ameritel shall pay for each Subscriber referred by RadioShack into the EIF. Such funds, when due shall be paid separately to:
RadioShack Cellular Marketing Account
300 West Third Street, Suite 400
Fort Worth, TX 76102

5. FIXTURE FUNDS. For the Group B Areas and the Group A Areas effective November 21, 1997 only, Ameritel shall pay to RadioShack * per location to be used for store displays and signage. The fixture fund payment shall be a one time charge and shall be billed from RadioShack to Ameritel with terms of *.

6. LAUNCH FUNDS. For the Group B Areas and the Group A Areas effective November 21, 1997 only, Ameritel shall pay a one time charge to RadioShack of * per location to be used for market launch expenses specific to those Areas. Launch fund expenditures shall be subject to the terms of the Agreement.



* THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

             CELLULAR RADIOTELEPHONE SERVICE REFERRAL AGREEMENT

      THIS AGREEMENT is made and entered into as of this 1st day of October, 1997 (the "Effective Date"), by and between Ameritel Communications, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 6115 Jimmy Carter Boulevard, Suite A, Norcross, Georgia 30071 (hereinafter referred to as "Ameritel") and RadioShack, as hereinafter defined, with its principal place of business at 100 Throckmorton Street, Suite 1600, Fort Worth, Texas 76102 (hereinafter referred to as "RadioShack").

                                 WITNESSETH

      WHEREAS, Ameritel is involved in the purchase and resale of cellular radiotelephone service ("CRS") which requires the use of cellular terminal equipment by CRS Subscribers;

      WHEREAS, RadioShack is engaged in the retail sale of consumer electronic products, parts and accessories at retail store locations in the Areas;

      WHEREAS, RadioShack desires to sell Equipment to its Customers and desires to refer its Customers for CRS in the Areas to Ameritel;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

1.    DEFINITIONS.

      Account Maintenance Fee ("AMF").   A fee, payable by Ameritel to
RadioShack on a monthly basis starting with the second month after initial Activation, calculated as a percentage (as defined in Exhibit "D" attached hereto and made a part hereof of Subscriber's monthly Charges (as hereinafter defined).

      Activation.   Ameritel's initiation of CRS to a Subscriber.

      Affiliate.   An individual, association, co-partnership, partnership,
limited partnership, limited liability company, corporation or joint-stock company, trust or other business entity (hereinafter referred to as "Person"), however organized, is an affiliate of any other entity or person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled
by or is under common control with such Person.   Control shall be defined as
(i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

      Agreement.   This document as originally executed by RadioShack and
Ameritel and, if from time to time supplemented or amended in accordance with the terms hereof, as so supplemented or amended.

      Areas.   The Metropolitan Statistical Areas ("MSAs") and Rural Service
Areas ("RSAs") listed in Exhibit"A" attached hereto and made a part hereof in which Ameritel is involved as a reseller of CRS.

      Ameritel Marks.   The Ameritel logo and other trademarks, trade names,
service marks, insignia, symbols, decorative designs or the like that Ameritel owns or is licensed or sublicensed to use which Ameritel licenses RadioShack to use in Section 7 of this Agreement or which are listed and/or illustrated in Exhibit "B", attached hereto and made a part hereof.

      Cellular Radiotelephone Service" ("CRS").   A radiotelephone service in
which common carriers are authorized by the Federal Communications Commission ("FCC") under 47 CFR Part 22 and licensed under 47 CFR Part 22, Subpart H to offer and provide service for hire to the general public through a cellular system utilizing the channels and frequency bandwidths assigned under 47 CFR
Part 22, Subpart H, Section 22.905.   CRS shall not mean or include any paging
services utilizing the channels and frequency bandwidths assigned and licensed to radiotelephone service under 47 CFR Part 22, Subpart E, any Narrowband PCS services utilizing the channels and frequency bandwidths assigned and licensed under 47 CFR Part 24, Subpart D or any Broadband PCS services utilizing the channels and frequency bandwidths assigned and licensed under 47 CFR Part 24, Subpart E.

      Charges.   The net billable airtime, including, but not limited to,
monthly access charges where the rate plan includes packaged or free airtime minutes, unless such free minutes are incremental to the rate plan for the purpose of promotions, as mutually agreed by the parties, billed to a Subscriber by Ameritel for the CRS services provided by Ameritel to Subscriber, exclusive of all taxes, interconnect fees, roaming charges, and long distance charges, service and product deposits, if any.

      Customer.   A Person purchasing Equipment from, or activating Equipment through, RadioShack.

      Deactivation.   Ameritel's termination of CRS to any activated
Subscriber number in the Areas prior to the end of the Return Period.

      Enrollment.   The completion by RadioShack and the Customer of all pre-
activation procedures reasonably required by Ameritel as set forth in Exhibit "E" attached hereto and made a part hereof, and the submission to, and acceptance by, Ameritel of the Customer as a Subscriber.

      Equipment. Radio transceiver, control unit and handset which are type-accepted by the FCC for use on a CRS cellular system or a PCS cellular system, including without limitation dual-mode, dual-band handsets and prepaid airtime handsets.

      Marks.   When used without an "Ameritel" or"RadioShack" prefix, shall refer to both Ameritel Marks and RadioShack Marks or either Ameritel Marks or RadioShack Marks, as the context requires.

      Number.   A ten (10) digit phone number assigned to provide access to
CRS.

      Personal Communications Services or PCS.   A radiotelephone service in
which common carriers are authorized by the FCC and licensed under 47 CFR Part 24, Subpart E as currently in effect to offer and provide service for hire to the general public utilizing the following frequency bandwidths: 1850-1890 MHz, 1930-1970 MHz, 2130-2150 MHz, and 2180-2200 MHz (Broadband PCS) and
including GSM (the DCS 1900 protocol for the North American System). PCS does not include Cellular Radiotelephone Service as herein defined ("CRS").

      Prepaid CRS.   CRS offered through a RadioShack store in the Areas
whereby a Customer prepays for CRS usage and is not required to (1) commit to a specific service term, (2) pay a periodic service charge or (3) obtain prior credit approval.

      RadioShack.   The RadioShack Division of Tandy Corporation, a Delaware
corporation ("Tandy"), including all Tandy owned stores operating under the trade names "RadioShack", "The Edge in Electronics", or "TechAmerica", and, for purposes of this Agreement only, such of the other retail stores owned by Tandy or an affiliate of Tandy which execute a separate agreement with Ameritel agreeing to be bound by the terms of this Agreement.

      RadioShack Marks.   The RadioShack logo and other trademarks, trade
names, service marks, insignia, symbols, decorative designs or the like that RADIOSHACK owns or is licensed or sublicensed to use which RadioShack licenses Ameritel to use in Section 8 of this Agreement or which are listed and/or illustrated in Exhibit "C", attached hereto and made a part hereof.

      Return.   Acceptance by RadioShack of the return of the Equipment by the
Customer during the Return Period.

      Return Period. The thirty (30) day period from the initial Activation date of each Subscriber referred by RadioShack to Carrier and activated by Carrier for CRS, during which a Subscriber may make a Return.

      Subscriber.   The Person to whom a Number is assigned and who purchases
CRS from Ameritel and who is responsible for payment of CRS charges to
Ameritel.   For purposes of referral fee calculation, each CRS Number assigned to a purchaser of Ameritel's CRS is deemed to be a separate Subscriber, regardless of how many CRS Numbers may be used by any one Person.

      Successor.   A Person that succeeds to or acquires the rights, title or interests of another Person.

2.    ACKNOWLEDGMENTS AND REPRESENTATIONS.

      Except as specifically provided herein, Ameritel and RadioShack expressly disclaim the making of, and each acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the total amount of referral fees or other revenue that it may earn over the term of this Agreement as a result of the relationship established by this Agreement.

RadioShack acknowledges that-it has no knowledge of any representations relating to its relationship with Ameritel by any officer, employee or agent
of Ameritel that are contrary to the terms herein.   Ameritel acknowledges
that it has no knowledge of any representations relating to its relationship with RadioShack by any officer, employee or agent of RadioShack that are
contrary to the terms herein.   RadioShack and Ameritel represent to each
other, as an inducement to their entry into this Agreement, that each has made
no intentional misrepresentations to the other.   Except as specifically
provided herein, RadioShack and Ameritel mutually agree that they shall not have any liability to the other for any lost profits or any incidental, indirect, collateral, consequential or punitive damages, even if advised of the possibility of such damages, arising from a breach of this Agreement.

3.   RELATIONSHIP OF THE PARTIES.

      a. Ameritel hereby appoints RadioShack as a nonexclusive retail referral representative for Ameritel in the Areas for those RadioShack stores selected and approved by RadioShack, subject to all the terms and conditions
of this Agreement.   RadioShack agrees that for those RadioShack stores
selected and approved by RadioShack during the term of this Agreement, RadioShack will exclusively refer its customers for CRS in the Areas served by
Ameritel to Ameritel.   It is expressly understood and agreed between the
parties hereto that Prepaid CRS shall be offered through RadioShack by a third
party.   Customers for CRS residing outside the Areas served by Ameritel may be referred to other RadioShack stores or carriers serving such other areas. The foregoing exclusivity provision relates solely to CRS as defined herein
in.   the Areas.   No restrictions are intended or shall be placed on the
rights of RadioShack to offer for sale and to sell PCS Equipment or to solicit
orders for PCS as defined herein in the Areas.   Ameritel shall have no
obligation to provide Customer service to PCS Customers, Prepaid CRS Customers
and CRS Customers referred to other carriers outside the Areas.   RadioShack
shall have the option to add or delete approved RadioShack stores at its discretion provided such number in the Areas shall always be at least 250 stores and shall provide Ameritel with thirty (30) days prior notice of any store deletion or addition.

      b. Ameritel reserves the right, without obligation or liability to RadioShack, to market CRS and Equipment in the Areas through Ameritel's own representatives, agents resellers, and other third parties; provided however, Ameritel agrees not to open or operate, either directly or indirectly, any type of retail store for the purpose of becoming a referral representative or agent for Ameritel in the same shopping center as an existing RadioShack or franchisee or dealer store of RadioShack, excluding any such retail store already existing as of the Effective Date hereof.

      c. Upon Enrollment of a particular Customer as a Subscriber by Ameritel and subject to the security interest granted herein by Ameritel to RadioShack, that Subscriber shall become a CRS Customer of Ameritel until
Deactivation.   For the term of this Agreement and for a period of ninety (90)
days thereafter, Ameritel hereby grants to RadioShack a security interest in the base of Subscribers referred to Ameritel by RadioShack during the term of this Agreement provided Ameritel has defaulted in the payment of amounts due to RadioShack under the terms of this Agreement and such defaults have not been cured in the time periods provided herein.

      d. Ameritel and RadioShack acknowledge and agree that their relationship arising from this Agreement does not constitute or create any agency, joint venture, partnership, employment relationship or franchise between them, but only establishes RadioShack as a nonexclusive retail referral representative for the CRS provided by Ameritel in the Areas in accordance with the terms herein.

      e. In the event RadioShack or Tandy is acquired by or acquires or merges with an entity which is licensed or has applied for a license to provide CRS in one or more of the Areas, such transaction shall not be
considered a violation of any terms of this Agreement.   In such event and
with respect to only said one or more Areas, any exclusivity provisions in this Agreement shall continue to apply to the RadioShack Division of Tandy, but not to the acquiring entity or entity acquired by or merged with
RadioShack or Tandy.   The exclusivity provisions of this Agreement shall
continue in effect for those Areas in which the acquiring entity or merged or acquired entity does not provide CRS.

      f. Ameritel acknowledges that Tandy has or may have in the future other operating divisions or subsidiaries which sell Equipment in the Areas,
and the terms of this Agreement, including Paragraph 3.a.   above, will not
apply to any division or subsidiary of Tandy other than RadioShack.   Tandy
reserves the right, without obligation or liability to Ameritel, to market Equipment through other Tandy divisions, subsidiaries, associates or entities and to refer the customers for such Equipment to competitors of Ameritel.

4.   RADIOSHACK'S RESPONSIBILITIES.

      In consideration for the rights granted RadioShack herein, RadioShack covenants that it will use commercially reasonable efforts to perform the following responsibilities in each of the Areas:

      a. RadioShack will maintain trained sales personnel to market the CRS provided by Ameritel to RadioShack's Customers.

      b. RadioShack will provide sufficient materials and advertising to Customers to promote the CRS provided by Ameritel.

      c. To comply with the obligations set forth in Section 3.a., RadioShack will refer Customers to Ameritel for CRS, excluding Prepaid CRS, by employing the following techniques (in addition to others): explaining CRS operation and benefits; explaining the terms and conditions of purchase as established by Ameritel with respect to the CRS and by RadioShack with respect to the Equipment; providing sales literature for Ameritel; training the Customer in use of the CRS provided by Ameritel; assisting Customers with execution of Ameritel's CRS Subscriber enrollment application and agreement (the "SEAA") as set forth in Exhibit "E", attached hereto and made a part hereof, and promptly forwarding such to Ameritel within thirty (30) days after initial Activation; completing such other paperwork reasonably required to enroll a Customer for the CRS provided by Ameritel; and collecting and promptly forwarding all product and service security deposits, if any,
required by Ameritel from Subscribers.   In the event the SEAA is not received
within thirty (30) days as stated above, RadioShack shall have sixty (60) days after notice from Ameritel that such has not been received to deliver the
missing SEAA.   Notice of the missing SEAA shall be sent to the RadioShack
District Manager and Tandy Credit Services (whose address is listed in Exhibit
"D").   The District Manager shall contact the Ameritel representative when the missing SEM has been located and the representative shall personally pick up the SEM from the RadioShack store where the initial Activation originated from and sign-off that the missing SEAA has been received.

      d. RadioShack, as between it and Ameritel, will be responsible for the maintenance of all Equipment sold by RadioShack.

      e. RadioShack will maintain sufficient liability insurance to protect Ameritel from all Customer claims arising out of the acts, omissions, and/or representations of RadioShack.

      f. RadioShack will, for its own account, sell, or lease at RadioShack's option, Equipment to be used by Subscribers of Ameritel.
RadioShack Equipment shall meet all applicable FCC standards.   RadioShack
agrees to use all commercially reasonable efforts to maintain an inventory of Equipment sufficient to meet reasonably anticipated demand by Subscribers. Following the sale of existing inventories in the Areas, RadioShack will only
offer for sale authenticated cellular telephone Equipment.   All Equipment
sales and leases shall be made by or on behalf of RadioShack for its own
account and not as agent for, or for the account of, Ameritel.   RadioShack
shall establish the sales prices and lease charges for the Equipment, and
Ameritel shall have no control over such prices or charges.   With respect to
the sale or lease of Equipment, Subscribers shall be Customers of RadioShack, and Ameritel shall have no responsibility to RadioShack or Subscribers with respect to the sale or lease of Equipment.

      g. RadioShack acknowledges that it may be in receipt of certain confidential information relating to Ameritel, including, but not limited to, referral fee structures, revenues and sales volumes, marketing plans, technical information, lists of Subscribers and other information not generally known to the public relating to the Ameritel (collectively,
"Confidential Information").   In addition to the foregoing categories of
Confidential Information, there may be other information - which Ameritel deems to be proprietary and confidential which Ameritel agrees that it will mark "CONFIDENTIAL" prior to furnishing such other information to RadioShack.

RadioShack acknowledges that any Confidential Information of Ameritel that has been disclosed to RadioShack has been disclosed to enable RadioShack to
perform its duties under this Agreement.   RadioShack agrees that all such
Confidential Information of Ameritel is the property of Ameritel.

      h. RadioShack agrees that, during and after the term of this Agreement, neither it nor any Person affiliated with it or Tandy, shall directly or indirectly, without prior written consent of the Ameritel, divulge, use, sell, provide access to, exchange, give away or transfer any Confidential Information to any third party, including any other division, affiliate or subsidiary of Tandy other than RadioShack and the Tandy Credit
Services Division of Tandy.   RadioShack further agrees that it will advise
its employees of these restrictions and will use reasonable efforts to prevent the disclosure or improper use of Confidential Information by any current or
former employee.   In the event that such Confidential Information is formally requested by written discovery in any proceeding in any court or is subject to a formal request made pursuant to the subpoena power of any court, governmental agency or regulatory authority, RadioShack shall (1) produce the information only upon the entry of an appropriate confidentiality or protective order or (2) give Ameritel reasonably sufficient notice of the request with a reasonable opportunity for Ameritel to object to the production
of Confidential Information.   Notwithstanding the foregoing, RadioShack may
use the Confidential Information, including the list of Subscribers, to maintain warranty service, installation or maintenance of Equipment and the resolution of disputes between RadioShack and Subscribers relating to Equipment charges, leasing or installation, warranty or maintenance service,
and for its normal sales activities.   This paragraph shall not be construed
in any way to limit use by RadioShack of lists compiled by RadioShack of its Customers purchasing Equipment.

      i. develop jointly with Ameritel a Subscriber loyalty program designed to increase Subscriber retention.

5.    AMERITEL RESPONSIBILITIES.

      In consideration for the rights granted Ameritel herein, Ameritel covenants that it will use all commercially reasonable efforts to perform the following responsibilities in each of the Areas:

      a. enter into and maintain for the term of this Agreement a binding reseller contractual relationship with cellular carriers licensed to provide CRS in the Areas and obtain through said reseller relationship sufficient quantities of CRS to meet the needs of Customers and Subscribers for CRS;

      b. operate and maintain to industry standards a Subscriber billing system;

      c. secure and maintain all necessary regulatory approvals to provide CRS where required of non-facilities based cellular carriers in the Areas;

      d. establish the rates and reasonable terms and conditions for the sale of CRS to Subscribers;

      e. establish reasonable administrative procedures and guidelines for sale of CRS, Enrollment of CRS Subscribers, and provision of customer service to Subscribers;

      f. provide to RadioShack without charge for distribution in its stores sufficient and appropriate amounts of promotional literature on the CRS provided by Ameritel;

      g. provide to RadioShack without charge sufficient information and illustrative material on Ameritel for the preparation of catalogs, advertising and other promotional activities by RadioShack;

      h. provide without charge to RadioShack all enrollment applications, forms and other documentation necessary for referring a Customer to Ameritel for CRS;

      i. process the credit information from prospective Subscribers required by Ameritel for credit approval and activate the equipment purchased by Customers in accordance with Ameritel's activation and processing procedures.

      j. maintain sufficient liability insurance to protect RadioShack from all Subscriber claims arising out of the acts, omissions, and/or representations of Ameritel;

      k. provide training to RadioShack employees in Ameritel's administrative and sales procedures associated with the referral of Subscribers;

      l. bill Subscribers for Ameritel's CRS charges and provide customer service and assistance, including collections of CRS charges;
      m. provide, for demonstration purposes, one Number for CRS to each one of RadioShack's field management, with no charges to RadioShack for Activation fees or monthly access charges and three (300) hundred minutes per phone
Number of local airtime, excluding local and roaming charges.   Any charges
for excess airtime minutes or local and roaming charges shall be the responsibility of the field management individual using the demonstration Number and shall be billed directly to that individual; provided, however, Ameritel shall have the right to approve or disapprove such individual's use of the demonstration Number subject to Ameritel's reasonable credit standards.

 RadioShack shall have no liability for any such charges.   Field management
includes the following: Regional Sales Manager, Regional Marketing Manager, District Sales Manager, Regional Loss Prevention Manager and each Service
Center.   RadioShack will provide the list of field management personnel for each Areas covered by the Agreement.

      n. offer a cellular radiotelephone service referral agreement (the "CRS Agreement") with terms substantially similar to this Agreement to RadioShack's independent dealers and franchisees in the Areas provided such dealers or franchisees are either creditworthy or RadioShack, at its sole option, guarantees their performance of the terms of the CRS Agreement entered into with Ameritel. RadioShack will by letter provide Ameritel with a list of such dealers and franchisees in the Area(s) covered by this Agreement and RadioShack will update this list periodically throughout the term of this
Agreement.   RadioShack may then notify its dealers and franchisees that, at their election, they may contact Ameritel to enter into a CRS Agreement. RadioShack's list of dealers and franchisees is confidential information, and Ameritel will maintain its confidentiality in all respects.

      o. provide the Accounts Receivable Department of RadioShack with a NPA-NXX By Site listing of all area code/exchange combinations in use in the Areas and update such listing at least quarterly during the term of this Agreement to reflect new or changed area code/exchange combinations as are issued to Ameritel.

      p. notify RadioShack in writing within forty-five (45) days of Activation of CRS for any Subscriber with respect to whom Ameritel contends the Enrollment procedures followed by RadioShack were materially incomplete or
inaccurate.   Said written notice shall include the name, address and phone
Number of the Subscriber and a detailed description of the material omission
or inaccuracy in the Enrollment procedures.   Said written notice shall be
sent to the address set forth in Section 6.a. below.   Failure of Ameritel to
provide the written notice within the prescribed time period shall operate as a waiver of Ameritel's right, if any, to object to the completeness of the Enrollment procedures and as a waiver of any right, if any, to contest the payment of or charge back the referral fee with respect to such Subscriber based on any such objection.

      q. develop jointly with RadioShack a Subscriber loyalty program designed to increase Subscriber retention.

      r.   make available to RadioShack Customers all available sales
promotions and base rate plans offered by Ameritel in the Areas.   It is
understood that in the event promotional rate plans selected by RadioShack Customers exceeds twenty-five percent (25%) of the total rate plans sold to RadioShack Customers, Ameritel, at its option and upon sixty (60) days prior notice to RadioShack, may reduce or suspend the availability of such promotional rate plans.

      s. maintain a customer service center during RadioShack store hours in the Areas to insure prompt and efficient handling of customer inquiries,-credit approvals and activations.

      t. supply to RadioShack and its customers an 800 inbound telephone number linked directly to the Ameritel customer service center.

      u. furnish RadioShack with a monthly cycle report accompanying the referral fee payment and a six month report accompanying all AMF payments, each such report to include the Subscriber name, originating RadioShack store number, the ESN and number of the equipment purchased by the Customer.

6.    PAYMENT OF FEES.

      a.   Referral Fee Payment.   Ameritel shall pay RadioShack the
appropriate referral fee set forth in Exhibit "D" for each Subscriber in the Areas referred by RadioShack to Ameritel for CRS and activated by Ameritel,
unless a Return is made prior to the end of the Return Period.   Payment of
referral fees by Ameritel shall be made within thirty (30) days of the end of the calendar month billing cycle in which the Activation of the Subscriber occurred to the address set forth in Exhibit "D" of this Agreement.

      b.   Returns.   Except for those Subscribers who make a Return prior to
the end of the Return Period, and notwithstanding anything to the contrary contained elsewhere in this Agreement, Carrier shall pay all fees stated herein for all Subscribers referred by RadioShack to Carrier for CRS, regardless of Deactivation of such Subscriber;< provided, however, in the event RadioShack, at its sole discretion, extends the Return Period beyond thirty (30) days and the Subscriber ultimately Deactivates CRS within one hundred eighty (180) days after initial Activation, Ameritel shall not be
liable for the fees stated herein for such Subscriber.   RadioShack reserves
the right to reject any Subscriber request for a return of Equipment during the Return Period which fails to meet the requirements of the RadioShack Return Policy set forth in Exhibit "F", attached hereto and made a part hereof; provided, however, that Exhibit "F" may be revised from time to time by RadioShack in RadioShack's sole discretion.

      c.   AMF Payment.   Ameritel shall pay RadioShack the appropriate AMF
set forth in Exhibit "D" for each Subscriber in the Areas referred by RadioShack to Ameritel for CRS and activated by Ameritel, until the Subscriber
Deactivates their CRS Number.   Payment of AMF by Ameritel shall be made
within thirty (30) days of the end of each calendar quarter following initial Activation for which said Subscriber has not Deactivated during such period; provided, however, there shall be an initial ninety (90) day grace period
starting on the Effective Date.   For all Activations made during the
aforementioned grace period, Ameritel shall have an additional ninety (90)
days in which to make the appropriate AMF payments.   AMF payments shall be
made to the address set forth in Exhibit "D".   All payments of AMF shall be
accompanied by backup documentation identifying the RadioShack stores making the referral, the date of the original referral, the Subscriber's name and CRS Number.

      d.   Rate Plans and Rate Plan Migration.   RadioShack shall receive the
highest referral fee payable by Ameritel under this Agreement for the Enrollment of a Subscriber to any rate plan the offer of which by RadioShack
is permitted by Ameritel.   Any Subscriber changing rate plans ("Plan
Migration") shall not under any circumstances be deemed a Deactivation from Ameritel's CRS even if the Plan Migration is to a rate plan which RadioShack
is not permitted to offer Customers under this Agreement.   A Plan Migration
shall (1) not result in non-payment to RadioShack of all or any portion of the referral fee or AMF paid to RadioShack by Ameritel for the migrating Subscriber, nor (2) entitle RadioShack to receive any more or less of a referral fee or AMF from Ameritel as a result of a Plan Migration by the Subscriber than the referral fee or AMF paid by Ameritel upon the initial Activation of the Subscriber.

      e.   Audit Right.   Upon reasonable notice, RadioShack or its designated
representatives shall have access during normal business hours to all the books and records of Ameritel pertaining to the account of RadioShack including, but not limited to, records of Activations, Deactivations, Subscriber account suspensions, and referral fee accounts, for the purpose of verifying that all fees earned have been properly credited and paid.

      f.   Payment of Market Development Funds and Promotional Funds.   All
market development funds, advertising and promotional funds (the "MDF"), and employee incentive funds (the "EIF") identified and set forth in Exhibit "D" ,shall be maintained and managed by RadioShack for use and expenditure in the Areas, and shall be segregated from referral fee payments and, when paid, as set forth in Exhibit "D", shall include all backup documentation supporting the payment of such funds.

      g.   Late Payments.   Any payments due hereunder which are not received
by RadioShack from Ameritel within thirty (30) days after the date due stated herein shall bear interest per month equal to the thirty (30) day LIBOR rate in effect on the date payment was overdue or the maximum rate permitted by
law, whichever is lower, on the unpaid balance until paid.   In the event
Ameritel fails to make payments due to RadioShack for a period of sixty (60) days from the due date, RadioShack may elect, in its sole discretion elect, to foreclose its security interest in the Subscriber base granted under Section
3c.   provided the Ameritel LOC shall have been drawn down in full.   These
remedies are in addition to any other remedies which may be available to RadioShack herein or by law.

      h.   Referral Fee Chargebacks.   Ameritel shall not charge back to
RadioShack any referral fee paid unless the Subscriber fails to remain activated by Ameritel for one hundred eighty (180) days following initial activation and RadioShack fails to comply with enrollment and administrative procedures of Exhibit "E", or unless the Subscriber makes a Return during the Return Period.

7.    USE OF AMERITEL MARKS BY RADIOSHACK.

      a.   Acknowledgments.   Radio Shack acknowledges that:

            (i) the Ameritel Marks and the registrations thereof are good, valid and enforceable in law and equity, and RadioShack agrees not to challenge or assist in challenging the validity or registrations thereof;

            (ii) any unauthorized use of the Ameritel Marks and any use of such Ameritel Marks in violation of this Agreement shall constitute an infringement of such Ameritel Marks; and,

            (iii) the failure of RadioShack to carry out any obligation relating to the Ameritel marks shall constitute immediate and irreparable injury to the other party not compensable in money damages and shall warrant preliminary and other injunctive and equitable relief upon a showing satisfactory to the court to which an application for relief may be made for the failure to carry out such obligation.

      b.   Permission to Use Marks.   Subject to the terms and conditions
specified herein, Ameritel hereby permits RadioShack to use the Ameritel Marks throughout the Areas in connection with CRS and the marketing and sale of Equipment and CRS for the term of this Agreement.

      c.   Inspection.

            (i) Ameritel shall have the right to inspect and test the Equipment offered for sale by RadioShack, for the purpose of verifying the RadioShack Equipment operates properly with CRS provided by Ameritel and for protecting and maintaining the reasonable standards of quality established by Ameritel for the Equipment marketed using Ameritel Marks.

            (ii) All labels, packaging, designs, stationery, promotional materials, and advertising of every kind using any of the Ameritel Marks shall be developed by RadioShack in consultation with Ameritel, and shall not be publicly disseminated without Ameritel's prior written approval, which shall not be unreasonably withheld.

      d.   Sublicenses.   RadioShack shall not directly or indirectly license
or attempt to license, whether orally or in writing, any other Person to use any of the Ameritel Marks.

      e.   Disclaimer of Assignment.   The parties expressly agree that
RadioShack shall not have any right, title, or interest in the Ameritel Marks, or in the registrations thereof, except only the right to use the Ameritel Marks in connection with the activities of RadioShack described herein. Nothing contained in this Agreement shall be construed to grant or assign to

RadioShack any additional right, title or interest in the Ameritel Marks, or in the registrations thereof, except such limited right to use the Ameritel Marks.

      f.   Restrictions on Use of Ameritel Marks.

            (i) RadioShack shall use the Ameritel Marks in advertising as provided in Section 10, and otherwise only as Ameritel has approved in writing.

            (ii) RadioShack shall not use any of the Ameritel Marks as part of its corporate, trade or business names.

      g.   Modification or Discontinuation of Ameritel Marks.   In the event
that Ameritel decides in its sole discretion to modify or discontinue the use of any of the Ameritel Marks, or to substitute one or more other marks in place of any of the Ameritel Marks, RadioShack agrees that within thirty (30) days after receipt of written notice from Ameritel it shall (i) begin phasing out its use of the unmodified or discontinued Ameritel Marks in accordance with Section 15 of this Agreement; and (ii) commence using the modified or substituted marks in accordance with this Agreement as if such marks had been identified herein as Ameritel Marks.

      h.   Infringement and Indemnity.

            (i) RadioShack shall promptly notify Ameritel of any event of third party infringement of Ameritel Marks of which RadioShack receives
written notice.   RadioShack agrees to reasonably assist Ameritel in the
prosecution of any claim or lawsuit-against infringement of the Ameritel Marks by providing such relevant evidence as RadioShack may have within its control.

 Ameritel agrees to reimburse RadioShack for all reasonable out-of-pocket expenses as incurred (including attorney fees) in providing such relevant
evidence and reasonable assistance.   To the extent permitted by law,
RadioShack shall have the right to intervene at its own expense in any legal proceedings affecting the rights acquired by it under this Agreement. Ameritel may at its own expense and in its sole discretion bring a claim or lawsuit to restrain any infringement of the Ameritel Marks, in its own name, and shall be entitled to receive and retain for its own use and benefit any
recovery awarded in such lawsuit.   Ameritel may only name RadioShack as a
plaintiff or join RadioShack as a party to any such lawsuit after it has obtained RadioShack's prior written permission and after Ameritel has agreed in writing to reimburse RadioShack for all reasonable attorney's fees, costs and expenses incurred.

            (ii) Ameritel shall defend, indemnify and hold RadioShack harmless from any damages and costs imposed on RadioShack as a result of any claim or lawsuit brought against RadioShack arising out of RadioShack's authorized use of the Ameritel Marks in accordance with this Agreement or examples furnished by Ameritel, provided that (a) RadioShack shall promptly notify Ameritel of any such claim or lawsuit, (b) Ameritel shall have the option to undertake and conduct the defense of such claim or lawsuit, and (c) RadioShack shall not settle or attempt to settle such claim or lawsuit without Ameritel's prior written consent.

i.   Termination.

      Upon termination or expiration of this Agreement for any reason, all rights and privileges granted to RadioShack under this Paragraph 7 shall immediately terminate, and RadioShack, its trustees, receivers, successors or assigns shall have no further right to use any of the Ameritel Marks. RadioShack agrees that upon such termination or expiration it shall immediately begin phasing out its use of the Ameritel Marks in accordance with the terms of Section 15 of this Agreement.

8.   USE OF RADIOSHACK MARKS BY AMERITEL.

      a.   Acknowledgments.   Ameritel acknowledges that:

            (i) the RadioShack Marks and registrations and application therefor are good, valid and enforceable in law and equity, and Ameritel agrees not to challenge or assist in challenging the validity or registrations thereof;

            (ii) any unauthorized use of the RadioShack Marks and any use of such RadioShack Marks in violation of this Agreement shall constitute an infringement of such RadioShack Marks; and (iii) the failure of Ameritel to carry out any obligation relating to RadioShack Marks shall constitute immediate and irreparable injury to RadioShack not compensable in money damages and shall warrant preliminary and other injunctive and equitable relief upon a showing satisfactory to the court to which an application for relief may be made for the failure to carry out such obligation.

      b.   Permission to Use Marks.   RadioShack agrees to permit Ameritel to
use RadioShack Marks in advertisements solely for the purpose of advising Customers that they may sign up for CRS and purchase Equipment at an RadioShack store, provided the RadioShack Marks are used in accordance with guidelines provided by RadioShack and as approved in writing by the Director Wireless Marketing and Business Development of RadioShack, which approval shall not be unreasonably withheld.

      c.   Approval for Use of RadioShack Marks.   All labels, packaging,
designs, stationery, promotional materials, and advertising of every kind using any~of the RadioShack Marks shall be developed by Ameritel in consultation with RadioShack, and shall not be publicly disseminated without RadioShack's prior written approval.

      d.   Sublicenses.   Ameritel agrees not to directly or indirectly
license or attempt to license, whether orally or in writing, any other Person to use the RadioShack Marks.

      e.   Disclaimer of Assignment.   The parties expressly agree that
Ameritel shall not have any right, title or interest in the RadioShack Marks, nor in the registrations thereof, except only the right to use the RadioShack
Marks as specified in Paragraph a.   of this Section 8.   Nothing contained in
this Agreement shall be construed to grant or assign to Ameritel any additional right, title or interest in the RadioShack Marks, or in the registrations thereof, except such limited right to use the RadioShack Marks.

      f.   Restrictions on the Use of RadioShack Marks.

            (i) Ameritel shall use RadioShack Marks in advertising as provided in Section 10, and otherwise only as RadioShack has approved in writing.

            (ii) Ameritel shall not use or attempt to register the RadioShack Marks as part of its corporate, trade or business names.

      g.   Modification or Discontinuation of RadioShack Marks.   In the event
that RadioShack decides in its sole discretion to modify or discontinue the use of any of the RadioShack Marks, or to substitute one or more marks in place of the RadioShack Marks, Ameritel agrees that within thirty (30) days after receipt of written notice from RadioShack it shall (i) begin phasing out its use of the unmodified or discontinued RadioShack Marks in accordance with
Section 15 of this Agreement; and (ii) commence using the modified or substituted marks in accordance with this Agreement as if such marks had been identified herein as RadioShack Marks.

      h.   Infringement and Indemnity.

            (i) Ameritel shall promptly notify RadioShack of any event of third party infringement of RadioShack Marks of which Ameritel receives
written notice.   Ameritel agrees to reasonably assist RadioShack in the
prosecution of any claim or lawsuit against infringement of the RadioShack Marks by providing such relevant evidence as Ameritel may have within its
control.   RadioShack agrees to reimburse Ameritel for all reasonable out-of-pocket expenses as incurred (including attorney fees) in providing such
relevant evidence and reasonable assistance.   RadioShack may at its own
expense and at its sole discretion bring a claim or lawsuit to restrain any such infringement of the RadioShack Marks, and shall be entitled to receive and retain for its own use and benefit any recovery awarded in such lawsuit. RadioShack may only name Ameritel as a plaintiff or join Ameritel as a party to such lawsuit after it has obtained Ameritel's prior written permission and after RadioShack has agreed in writing to reimburse Ameritel for all reasonable attorney's fees, costs and expenses incurred.

            (ii) RadioShack shall defend, indemnify and hold Ameritel harmless from any claims, demands, damages, costs and liabilities imposed on Ameritel as a result of any claim, demand, proceeding, or lawsuit brought against Ameritel arising out of Ameritel's authorized use of the RadioShack Marks in accordance with this Agreement, guidelines for RadioShack usage or examples furnished, provided that (a) Ameritel shall promptly notify RadioShack of any such claim, proceeding or lawsuit, (b) RadioShack shall have the right to undertake and conduct the defense of such claim, proceeding or lawsuit, and
(c) Ameritel shall not settle or attempt to settle any such claim, proceeding or lawsuit without RadioShack's prior written consent.

      i. Termination. Upon termination or expiration of this Agreement for any reason, all rights and privileges granted to Ameritel under this Paragraph 8 shall immediately terminate, and Ameritel, its trustees, receivers, successors or assigns shall have no further right to use the RadioShack Marks.

 Ameritel agrees that upon such termination or expiration it shall immediately begin phasing out its use of the RadioShack Marks in accordance with Section 15 of this Agreement.

9.   RULES AND PROCEDURES.

      RadioShack agrees to comply, as applicable, with 47 CFR Parts 15 and 22 of the FCC rules, all tariffs, other governmental rules and procedures in existence relating to the sale of CRS, the sale, lease, installation, warranty service and repair of Equipment and the conduct of RadioShack's business
hereunder.   Ameritel agrees to indemnify and hold RadioShack harmless against liabilities from and costs of suits or claims arising out of RadioShack's use of forms provided by Ameritel and RadioShack's actions or inactions which are requested by Ameritel in writing for RadioShack's compliance with rules and procedures prescribed by Ameritel in accordance with this paragraph.

10.   COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.

      a. RadioShack shall secure and maintain in force all licenses and permits, if any, required of RadioShack and its employees in the referral of Subscribers and the sale, lease, installation and maintenance of Equipment, including without limitation, all required FCC permits and notification procedures, and shall conduct its business in compliance with all laws,
ordinances and regulations applicable to RadioShack's business.   Ameritel
shall offer CRS in accordance with applicable rules, regulations, statutes and decisions governing CRS and also secure and maintain all licenses required thereby.

      b. This Agreement shall at all times be subject to (i)changes or modifications to comply with, and (ii)any necessary approvals of, local, state and federal regulatory agencies having jurisdiction over the provision of CRS
in the Areas.   Ameritel may add, delete, suspend or modify the rates for, and/or the particular services comprising, CRS and determine whether such
changes apply to both existing or future Subscribers.   RadioShack shall not
take any action inconsistent with any efforts by Ameritel or any provider of CRS to Ameritel before regulatory authorities or others regarding any modification of rates for CRS.

      c. All advertising and promotion by RadioShack and Ameritel shall be factual and shall conform to the law.

      d. Samples of advertising and marketing materials containing Marks of the other party which have not been prepared or previously approved by such other party, shall be submitted to the other party for written approval, which
approval shall not be withdrawn or unreasonably withheld.   If written
disapproval is not received within five (5) days from the date of receipt of such materials, it shall be deemed that the required approval has been given.

Neither party shall use any advertising or marketing materials that the other party has disapproved.

11.   ASSIGNMENT.

      This Agreement may not be assigned by either party without the prior written approval of the other party, which shall not be unreasonably withheld.

 In the event of an assignment by one party which is approved by the other party, the assignor shall remain liable for performance of its obligations and assumption of its liabilities which are not performed or assumed by the assignee.

12.   TERM AND EXTENSION OF AGREEMENT.

      Unless terminated pursuant to the provisions of Section 13 below, the initial term of this Agreement shall be for a period of one year from the
Effective Date first listed above.   Upon expiration of the initial term, the
term shall be automatically renewed for additional successive terms of one (1) year, in perpetuity, unless either party gives the other party written notice, not less than ninety (90) days prior to the expiration of the initial or any renewal term, of its intention not to renew under the existing terms.

13.   TERMINATION OF AGREEMENT.

      a. Either party may terminate this Agreement upon thirty (30) days written notice for material breach by the other party of any term, condition, obligation or warranty under this Agreement if said breach is not cured within said thirty (30) day period.

      b. If a party becomes insolvent or bankrupt, makes an assignment for the benefit of creditors, has a trustee or receiver appointed for it, becomes the subject of a voluntary or involuntary insolvency, bankruptcy or reorganization proceeding which, in the case of any involuntary proceeding, is not dismissed within sixty (60) days after it is commenced, or ceases to operate as a going concern, or ceases to participate in the CRS business in the Area(s), then the other party may terminate this Agreement effective immediately upon giving written notice to such party.

      c. Either Ameritel or RadioShack may terminate this Agreement at any time, without cause, by providing notice in writing to the other party at least ninety (90) days in advance of the termination date.

14.   REASONABLE ENROLLMENT AND OPERATING PROCEDURES.

      Both RadioShack and Ameritel acknowledge that it is essential to an effective and functional business relationship that Subscriber Enrollment procedures, administrative guidelines and operating procedures be reasonable
in scope and substance and be followed in all material respects.   Ameritel
agrees that it shall not adopt, promulgate, seek to implement or enforce any Subscriber Enrollment procedure, guideline, or requirement which places an unreasonable financial burden upon RadioShack or which is beyond the
reasonable operational capabilities of RadioShack.   RadioShack agrees that it
shall use commercially reasonable efforts to comply in all material respects with the reasonable Subscriber Enrollment procedures promulgated by Ameritel and attached hereto as Exhibit"E."

15.   OBLIGATIONS TO PHASE OUT USE OF MARKS.

      a. The parties agree that when they must discontinue use of one or more of the other party's Marks as required by the terms of this Agreement, they shall:

            (1) upon expiration or termination, not thereafter use for any purpose any actual or similar trade name, trademark or service mark or other commercial symbol that suggests or indicates a connection or association with the other party, or directly or indirectly at any time or in any manner, identify itself as associated with the other party;

            (2) upon modification or discontinuation of use of one of the Marks, not thereafter use the unmodified or discontinued Mark;

            (3) return to the other party or destroy, at the user's option, all advertising and marketing materials, forms, and other materials containing any Marks of the other party or otherwise identifying or relating to the other party; and

            (4) execute such notices and documents as may be required by any applicable telephone company or any applicable telephone directory listing agency to reflect the termination of all association of the parties.

      b.   Notwithstanding the above requirements of Paragraph a.   of this
Section 15, when obligated to phase out its use of any or all Ameritel Marks, RadioShack shall not be required to destroy or provide to Ameritel any Equipment labeled with Ameritel Marks, provided RadioShack uses its best efforts to remove all removable promotional labels with the Ameritel Marks and uses its best efforts to timely sell its remaining stock of Equipment from which the promotional labels containing Ameritel Marks cannot be reasonably
removed.   RadioShack shall have no obligation to remove labels or Marks identifying any manufacturer, including Ameritel.

16.   SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

      a. Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid under, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which both parties are a party, that ruling shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise enforceable, which shall continue to be given full force and effect and bind the parties hereto.

      b. Ameritel and RadioShack shall mutually agree to a modification of any invalid or unenforceable term or condition hereof to the extent required to be valid and enforceable to carry out the intent and spirit of this
Agreement.   In the event that regulatory developments make necessary minor changes to the Agreement in order to carry out its intent and spirit, such
changes shall be permitted by the parties.   Such modifications to this
Agreement shall be required only in the Areas directly affected by any such ruling.

17.   WAIVER OF OBLIGATIONS.

      a. Ameritel and RadioShack, the latter acting only through an authorized representative of the Wireless Marketing and Business Development Department, may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other party or on such other effective date as stated in the notice of waiver.

      b.   Whenever this Agreement requires the consent of a party, such
request shall be in writing and no consent may be unreasonably withheld.   All
consents or withholding of consent with reasons therefor shall be in writing.

Neither party makes any guarantees upon which the other may rely, and assumes no liability or obligation to the other, by granting any waiver, approval or consent to the other, or by reason of any neglect, delay or denial of any
request therefor.   Any waiver granted by either party shall be without
prejudice to any other right that party may have, will be subject to continuing review, and may be revoked, at the waiving party's sole discretion, at any time and for any reason, effective upon delivery to the other of ten
(10) days' prior written notice.   Such revocation will not work to the
detriment of a party which has reasonably relied and acted upon such waiver prior to delivery of the notice revoking said waiver.

      c. Neither Ameritel nor RadioShack shall be deemed to have waived or impaired any right, power or option reserved by this Agreement by virtue of any custom or practice of the parties at variance with the terms hereof or any failure, refusal or neglect of Ameritel or RadioShack to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including without limitation, any rule or procedure, or any waiver, forbearance, delay, failure or omission by Ameritel to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more of Ameritel's authorized agents, retail referral or marketing representatives.

18.   RIGHTS OF PARTIES ARE CUMULATIVE.

      The rights of Ameritel and RadioShack hereunder are cumulative and no exercise or enforcement by Ameritel or RadioShack of any right or remedy hereunder shall preclude the exercise or enforcement by Ameritel or RadioShack of any other right or remedy hereunder or which Ameritel or RadioShack is entitled by law to enforce.

19.   GOVERNING LAW.

      Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the State of Texas, irrespective of such state's conflict of laws principles.

20.   BINDING EFFECT.

      This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

21.   IMPOSSIBILITY OF PERFORMANCE.

      Neither Ameritel nor RadioShack shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from (a) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction, (b) acts of God, (c) acts or omissions of the other party, (d) fires, strikes, embargoes, war, insurrection or riot, or (e) any other causes
beyond the parties' reasonable control.   Any delay resulting from any of said
causes shall extend performance accordingly or excuse performance, in whole or
in part, as may be reasonable.   Should RadioShack be unable to meet customer
demand for Equipment owing to product availability, Ameritel and RadioShack's advertising commitments shall be adjusted appropriately until the markets have returned to equilibrium.

22.   INTERPRETATION.

      a. The preambles and exhibits to this Agreement are a part of this Agreement, which constitute the entire agreement of the parties, and there are no other oral or written understandings or agreements between Ameritel and RadioShack relating to the subject matter hereof.

      b. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any Person not a party hereto.

      c. The headings of the several paragraphs hereof are for convenience only and do not define, limit or construe the contents of such paragraphs.

23.   INDEMNITY.

      Each party hereto agrees to defend, indemnify and save harmless the other party and its successors and assigns and its employees and agents and their heirs, legal representatives and assigns from (i) any and all claims or demands whatsoever, including the costs, expenses and reasonable attorney's fees incurred on account thereof, that may be made (a) by the indemnifying party's employees or any other persons for bodily injury or damage to property occasioned by the acts or omissions of the party or the employees or agents of any of them, and (b) by the indemnifying party's employees under workers' compensation or similar acts; and (ii) from any breach by it of the terms of this Agreement.

24.   SURVIVAL.

      The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments, including, but not limited to, AMF payments due hereunder; provided, however, that Ameritel shall not be obligated to make such AMF payments if the Agreement is terminated due to breach by RadioShack or in the event RadioShack terminates this Agreement by serving Ameritel with ninety (90) days notice of termination pursuant to the terms of this
Agreement.   In the event this Agreement is terminated by RadioShack as aforesaid, Ameritel's obligation to make AMF payments shall cease upon the expiration of the ninety (90) day notice period.

25.   NOTICES.

      Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by certified or registered mail, postage prepaid, in any post office of the United States or by national overnight courier, and
addressed to the party to be notified as instructed below.   Notices given
hereunder shall be considered to have been received five (5) days after mailing thereof, or when actually received, whichever occurs first.

Notices to Ameritel shall be sent to:
      6115 Jimmy Carter Boulevard, Suite A
      Norcross, Georgia 30071

      with copies to

      Leonard R. Glass, Esq.
      Cole, Schotz, Meisel, Forman & Leonard, P.A.
      25 Main Street
      Hackensack, New Jersey 07601

Except with respect to the notices required under Sections 5.q. and 6.a., notices to RadioShack shall be sent to:

      RadioShack
      100 Throckmorton Street, Suite 1600
      Fort Worth, Texas 76102
      Attn: Wireless Marketing and Business Development

      with copies to:

      General Counsel
      Tandy Corporation
      100 Throckmorton, Suite 1800
      Fort Worth, Texas 76102

26.   MERGER OF AGREEMENTS.

      This Agreement supersedes all previous agreements and understandings between the parties regarding the subject matter of this Agreement, and no statement, agreement or understanding, oral or written, not contained herein
will be recognized or enforced.   No change or amendment to the Agreement
shall be effective unless in writing and signed by Ameritel and RadioShack.

27.   CONDITIONS PRECEDENT

      It shall be a condition precedent to the execution of this Agreement by RadioShack that Ameritel provide to RadioShack in a form and issued by a bank acceptable to RadioShack an irrevocable revolving letter of credit ("LOC") in the initial principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), which amount shall be increased to an amount equal to six (6) weeks liability for referral fees,
AMF, MDF and EIF payments to RadioShack, whichever is greater.   It being
the intent of the parties that at any point in time during the term of this Agreement that Ameritel shall have posted a revolving LOC in an amount no less than * and equal to the rolling past six (6) weeks liability for referral fees, AMF payments, MDF payments and EIF payments earned by
RadioShack under this Agreement.   Said LOC shall be for the benefit of
RadioShack and may be drawn upon by RadioShack in the event and to the extent Ameritel fails to make payments due to RadioShack within sixty
(60)days of the due date.   Upon three (3) days notice, RadioShack may draw
against the LOC for the amount due, provided payment has not been made
within such three (3) day period.   This remedy shall be in addition to,
and not in lieu of, any other remedies which may be available to RadioShack.

IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement in two (2) counterparts as of the Effective Date.

"Ameritel"                         "RadioShack"

AMERITEL COMMUNICATIONS,                RADIOSHACK, A DIVISION
INC.                                    OF TANDY CORPORATION

BY:   /s/ Bruce A. Hahn                 BY: /s/ Mark E. Stanley

TITLE: CEO                              TITLE: Director, Wireless
                                              Wireless Marketing
                                              and Business Development
DATE: 10/10/97                          DATE: October 10,1997






*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

List of Exhibits

     Exhibit A:List of Areas
     Exhibit B:List of Ameritel Marks
     Exhibit C:List of RadioShack Marks
     Exhibit D:Payment of Fees and Promotional Funds
     Exhibit E:Ameritel Enrollment and Administrative Procedures
     Exhibit F:RadioShack Return Policy


                              EXHIBIT A

This Exhibit A sets forth the Areas, as that term is defined in this Agreement, in which Ameritel provides CRS and RadioShack is appointed as a nonexclusive retail referral representative for Ameritel's CRS:

NEW YORK MSA

                             EXHIBIT B

Ameritel Marks
Ameritel logo (optional)


                             EXHIBIT C

RadioShack Marks
RadioShack
RadioShack logo
Tandy
The Edge
The Edge in Electronics
TechAmerica

(Logos will be provided as needed for advertising purposes only)

                             EXHIBIT D

Fees and Promotional Funds

1.   REFERRAL FEE.   Ameritel will pay a referral fee of * to RadioShack for
Subscribers referred by RadioShack to Ameritel for CRS.   Such funds, when due
shall be paid separately to:

Tandy Credit Services - Accounts Receivable
P. O. Box 901018
Fort Worth, TX 76101

     2.   AMF PAYMENT.   Ameritel will pay to RadioShack an AMF payment
determined by multiplying * times all Charges (as hereinbefore defined) billed to each Subscriber referred by RadioShack to Ameritel for CRS. Such funds, when due shall be paid separately to:

RadioShack AMF Account
300 West Third Street, Suite 400
Fort Worth, TX 76102

Such AMF payment shall be due quarterly, beginning with the first month of the second quarter after initial Activation.

3.   MDF PAYMENT.   Ameritel shall pay * for each Subscriber referred by
RadioShack to Ameritel into the MDF, which funds, when due shall be paid separately to:
RadioShack Cellular Marketing Account
300 West Third Street, Suite 400
Fort Worth, TX 76102

MDF shall be due and payable by Ameritel within thirty (30) days of the end of
the calendar month in which the Activation of the Subscriber occurred.   In
addition, Ameritel will pay to RadioShack an amount not to exceed * to be used exclusively in the Areas during the months of October, November and December,
1997.   These funds are to be utilized in the following advertising mediums, which shall include, but not be limited to: newspaper, direct mail, fliers, TV or radio which advertising shall prominently display the Ameritel marks; and may also be used to provide expanded support during advertising periods. RadioShack shall provide back-up documentation to Ameritel for all such
expenses.   RadioShack will provide Ameritel with notice prior to publication
of any media advertising.   All promotions and advertising initiated under the
MDF program shall be jointly approved by Ameritel and RadioShack.

4.   EIF PAYMENT.   Subject to Section 6, Item H of this Agreement and during
the months of March, April, July, August and October of each year of this Agreement, Ameritel shall pay * for each Subscriber referred by RadioShack into the EIF which funds, when due shall be paid separately to:

RadioShack Cellular Marketing Account
300 West Third Street, Suite 400
Fort Worth, TX 76102





* THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                 EXHIBIT E

Ameritel Enrollment and Administrative Procedures

1. With respect to each credit card sale of CRS to be provided by Ameritel, each RadioShack sales maker shall require the Customer to tender a valid credit card (Visa, MasterCard, Discover or American Express) and a valid driver's license with picture identification for the purpose of verifying
signature and Customer identification.   RadioShack shall also obtain the
Customer's agreement to charge Two Hundred Fifty Dollar and 00/100 ($250.00) on such credit card in the event the Customer fails to remain activated for CRS with Ameritel for one hundred eighty (180) days by requiring the Customer to execute Ameritel's CRS SEAA and agreement.

2. If the Customer does not tender a valid credit card and a valid driver's license as required in Paragraph 1 above, RadioShack shall collect a Two Hundred Fifty and 00/100 Dollars ($250.00) cash or money order product deposit at the store level.

3. In the event the Customer is not approved in accordance with Ameritel's reasonable credit standards, then RadioShack shall collect a Five Hundred and 00/100 Dollars ($500.00) cash or money order security deposit at store level.

4. RadioShack shall forward the funds outlined in Paragraphs 2 and 3 above directly to Ameritel within thirty (30) days following the month in which the funds are received together with a written report setting forth the name and address of the Customer, date of sale, store number, ESN number, CRS phone Number, and date of Activation to:

Accounting Manager
Ameritel Communications, Inc.
6115-A Jimmy Carter Boulevard
Norcross, Georgia 30071

                              EXHIBIT F

RadioShack Return Policy

This Exhibit "F" sets forth the RadioShack Return Policy which shall be
utilized in all Areas in allowing a Return of Equipment.   Such policy may be
changed from time to time at the sole discretion of RadioShack; provided, however, that any change which increases the Return Policy to ninety (90) days or more shall require the mutual agreement of Carrier and/or a modification of
this Agreement.   Carrier shall have the right at any reasonable time to
request a copy of the current Return Policy.   Set forth below is the current
Return Policy:

"RadioShack's written policy is a 30-Day Guaranteed Satisfaction pledge. RadioShack will replace or provide a full refund on any product or service, including price guarantee adjustment for any reason within thirty (30) days of purchase.

If a RadioShack customer has a problem with a RadioShack product and requests replacement or refund within thirty (30) days, it is the RadioShack policy to grant the replacement or refund.

If a RadioShack customer comes in with a RadioShack item, and within thirty
(30) days a lower price is offered on the same item, the customer is entitled to a refund of the difference in price.

     When the customer comes in with the item and proof of purchase within thirty (30) days, it is the RadioShack policy to give a refund or exchange under this policy."